UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2006

West Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21771 (Commission File Number)	47-0777362 (IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska (Address of principal executive offices)	68154 (Zip Code)
Registrant’s telephone number, including area code: (402) 963-1200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into or amendment of Material Definitive Agreement
Compensation of Executive Officers
     On March 13, 2006, West Corporation (the “Company”), or one of its affiliates as indicated below, amended its employment contracts with its executive officers consistent with its practice of annually amending such contracts. As part of the amended employment agreements, 2006 compensation and bonus opportunities were established for the executive officers. For purposes of these bonus opportunities, all net income objectives are based upon the operations of the Company or its affiliates and will not include the impact of net income derived from mergers or acquisitions unless specifically and individually approved by the Company’s Compensation Committee. Furthermore, calculations of net income will exclude the effects of any non-cash expenses resulting from expensing stock options as a result of the Company’s adoption FASB 123R.
Thomas B. Barker, Chief Executive Officer
     Thomas B. Barker is Chief Executive Officer of the Company. Mr. Barker’s 2006 base salary will be $850,000. Mr. Barker will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2006. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above 2005 net income will result in a bonus of $71,000, or $88,750 for each $1 million increase in net income above a targeted amount. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.
Nancee R. Berger, President and Chief Operating Officer
     Nancee R. Berger is President and Chief Operating Officer of the Company. Ms. Berger’s 2006 base salary will be $550,000. Ms. Berger will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2006. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above 2005 net income will result in a bonus of $57,000, or $71,250 for each $1 million increase in net income above a targeted amount. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.
Joseph S. Etzler, President of Intercall, Inc.
     Joseph S. Etzler is President of Intercall, Inc. Mr. Etzler’s 2006 base salary will be $425,000. Mr. Etzler’s bonus opportunities include a bonus based on Intercall’s profitability, with a target bonus of $350,000 for the full year and a maximum profitability bonus of $550,000 for the full year. This profitability bonus is calculated based on cumulative net operating income and cumulative revenue for each quarter, compared to budgeted net operating income and revenue for the same period. Mr. Etzler is also eligible to receive an additional bonus of up to $50,000 for reducing Intercall’s days sales outstanding below specified targets. Additionally, a one-time bonus of $100,000 will be available if the Company achieves its publicly-stated 2006 net income range announced in December 2005.
Jon R. Hanson, Executive Vice President and Chief Administrative Officer
     Jon R. Hanson is Executive Vice President and Chief Administrative Officer for the Company. Mr. Hanson’s 2006 base salary will be $225,000. Mr. Hanson will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2006. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above 2005 net income will result in a $16,500 bonus. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.
Mark V. Lavin, President of West Telemarketing, LP
     Mark V. Lavin is President of West Telemarketing, LP. Mr. Lavin’s 2006 base salary will be $325,000. Mr. Lavin will be eligible to receive up to a $325,000 annual performance bonus for meeting plan objectives relating to net operating income before corporate allocations. Each $1 million increase in net operating income above his plan objectives will result in a $20,000 bonus. In addition, if the Company achieves its publicly stated 2006 net income range announced in December 2005, Mr. Lavin will be eligible to receive an additional one-time bonus of $50,000.

Michael E. Mazour, President of West Business Services, LP
     Michael E. Mazour is President of West Business Services, LP. Mr. Mazour’s 2006 base salary will be $275,000. Mr. Mazour will be eligible to receive up to a $200,000 annual performance bonus for meeting his plan objectives relating to net operating income, before corporate allocations. Each $1 million increase in net operating income above his plan objectives will result in a $20,000 bonus. In addition, if the Company achieves its publicly stated 2006 net income range announced in December 2005, Mr. Mazour will be eligible to receive an additional one-time bonus of $50,000.
Paul M. Mendlik, Chief Financial Officer
     Paul M. Mendlik is Chief Financial Officer of the Company. Mr. Mendlik’s 2006 base salary will be $385,000. Mr. Mendlik will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2006. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above 2005 net income will result in a bonus of $20,000, or $25,000 for each $1 million increase in net income above a targeted amount. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.
James F. Richards, President of West Asset Management, Inc.
     James F. Richards is President of West Asset Management, Inc. Mr. Richards’ 2006 base salary will be $350,000. Mr. Richards’ bonus opportunities include a bonus based on achieving plan objectives relating to net operating income before corporate allocations, with a target bonus of $300,000 for the full year and a maximum bonus of $400,000 for the full year. Mr. Richards will be eligible for an additional one-time bonus of up to $150,000 for achieving a top 5 performance rating by the client on a 2004 education contract. In addition, if the Company achieves its 2006 net income range announced in December 2005, Mr. Richards will be eligible to receive an additional one-time bonus of $100,000.
Steven M. Stangl, President of West Communication Services
     Steven M. Stangl is President of the Communication Services segment. Mr. Stangl’s 2006 base salary will be $400,000. Mr. Stangl will also be eligible to earn up to $350,000 for achieving pre-tax net income plan objectives for the Communication Services segment. Mr. Stangl is also eligible to receive an additional bonus for net income in excess of the plan objectives. In addition, if the Company achieves its 2006 net income range announced in December 2005, Mr. Stangl will be eligible to receive an additional one-time bonus of $100,000.
Todd B. Strubbe, President of West Direct, Inc. and West Interactive Corporation
     Todd B. Strubbe is President of West Direct, Inc. and West Interactive Corporation. Mr. Strubbe’s 2006 base salary will be $275,000. Mr. Strubbe will be eligible to receive up to a $100,000 annual performance bonus for meeting West Direct, Inc. and West Interactive Corporation (i.e. $100,000 each) objectives in net operating income before corporate allocations. Each $1 million increase in net operating income above his combined plan objectives will result in a $20,000 bonus. In addition, if the Company achieves its publicly stated 2006 net income range announced in December 2005, Mr. Strubbe will be eligible to receive an additional one-time bonus of $50,000.
Michael M. Sturgeon, Executive Vice President of Sales and Marketing
     Michael M. Sturgeon is Executive Vice President of Sales and Marketing for the Company. Mr. Sturgeon’s 2006 base salary will be $265,000. Mr. Sturgeon will be eligible to receive up to a $250,000 annual performance bonus for meeting the revenue objectives for Communication Services and West Asset Management, Inc., taking into account consumer, commercial and first party collections only. Up to $46,875 of this bonus will be paid quarterly, with the remainder trued up annually. Mr. Sturgeon is eligible for an additional bonus if such revenue exceeds certain target revenue. In addition, if the Company achieves its 2006 net income range announced in December 2005, Mr. Sturgeon will be eligible to receive an additional one-time bonus of $50,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

Date: March 14, 2006